Report of Independent
Registered Public Accounting Firm

To the Board of Trustees
of IndexIQ ETF Trust and Shareholders
of IQ Hedge Multi-Strategy Tracker ETF:
In planning and performing our audit
of the financial statements of IQ
 Hedge Multi-Strategy Tracker ETF
 (the Fund) as of  April 30, 2009
and for the period from March 25, 2009
 (commencement of operations) to
April 30, 2009, in accordance with the
standards of the Public Company Accounting
Oversight Board (United States), we
 considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to
assess the expected benefits and related
 costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A funds internal control over financial reporting
 includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with
authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.
Because of its inherent limitations,
 internal control over financial reporting may not prevent or detect misstatements.
 Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of
performing their assigned functions,
to prevent or detect misstatements on a
 timely basis. A material weakness is a
 deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all
deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
 Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of April 30, 2009.
This report is intended solely for the information and use of management and the Board of Trustees of IQ Hedge Multi-Strategy Tracker ETF and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP

New York, New York
June 26, 2009